Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Littelfuse, Inc. of our report dated January 26, 1999, included in the 1998 Annual Report to Stockholders of Littelfuse, Inc.

Our audit also included the financial  statement  schedule of  Littelfuse,  Inc.
listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (No. 33-55942, 33-64442, 33-95020, and 333-03260) on Form S-8 of our report dated January 26, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Littelfuse, Inc.



                                                            Ernst & Young LLP

Chicago, Illinois
March 17, 1999